UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: May 31, 2022

(Date of earliest event reported)

STAR EQUITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave., Suite 101

Old Greenwich, CT, 06870

(Address of principal executive offices, including zip code)

203-489-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2022, Star Equity Holdings, Inc. (the “Company”) filed an amendment to its Restated Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware to increase the number of authorized shares of common stock. On June 2, 2022, the Company also filed an Amended and Restated Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. The Certificate of Designations sets forth the rights, powers and preferences of the Company’s Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”). For more information on the Charter Amendment and the Certificate of Designations, please see the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 28, 2022.

The foregoing description of the Charter Amendment and the Certificate of Designations is qualified in its entirety by reference to the full text of the Charter Amendment and the Certificate of Designations, which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held pursuant to notice on May 31, 2022, at the Company’s offices at 53 Forest Avenue, Suite 101, Old Greenwich, Connecticut 06870. As of the record date, there were (i) 15,019,525 shares of common stock outstanding and entitled to vote at the Annual Meeting and (ii) 1,915,637 shares of Series A Preferred Stock outstanding and entitled to vote on Proposal 6 at the Annual Meeting. The total number of shares of common stock voted in person or by proxy at the Annual Meeting was 12,103,410 shares, representing approximately 80.58% of the shares of common stock outstanding and entitled to vote at the Annual Meeting. The total number of shares of Series A Preferred Stock voted in person or by proxy at the Annual Meeting was 1,381,023 shares, representing approximately 72.09% of the Series A Preferred Stock outstanding and entitled to vote on Proposal 6 at the Annual Meeting.

Each director nominee was elected and each other matter submitted to a vote of the Company’s stockholders at the Annual Meeting, as described below, was approved by the requisite vote of the Company’s stockholders. The final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below. The proposals are described in detail in the Proxy Statement, and are incorporated herein by reference.

Proposal 1 - The election of six directors, to serve until the Company’s 2023 annual meeting of stockholders and until their successors are duly elected and qualified.

Director Nominee	Votes For	Votes Withheld
Jeffrey E. Eberwein	7,836,874	73,145
Michael A. Cunnion	7,785,154	124,865
John W. Sayward	7,838,447	71,572
Mitchell I. Quain	7,774,318	135,701
John W. Gildea	7,838,769	71,250
Richard K. Coleman, Jr.	7,837,738	72,281

Proposal 2 - The ratification of the appointment of BDO USA, LLP as the independent auditors for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstentions
11,777,261	306,037	20,112

Proposal 3 - The advisory (non-binding) approval of the compensation of the Company's named executive officers.

Votes For	Votes Against	Abstentions
7,765,224	132,535	12,260

Proposal 4 – Approval of the Amendment to Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

Votes For	Votes Against	Abstentions
11,053,699	843,780	205,931

Proposal 5 – Approval of amendments to the Star Equity Holdings, Inc. 2018 Incentive Plan (the “2018 Plan”) to increase the number of shares issuable under the 2018 Plan and make other clarifying and technical changes.

Votes For	Votes Against	Abstentions
7,580,843	162,966	166,210

Proposal 6 – Approval of Amended and Restated Certificate of Designations, Rights and Preferences of the Series A Preferred Stock.

Series A Preferred Stock:

Votes For	Votes Against	Abstentions
1,346,321	15,344	19,358

Common Stock:

Votes For	Votes Against	Abstentions
7,591,405	137,726	180,888

For Proposals 1, 3, 4, 5 and 6, broker non-votes amounted to 4,193,391.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock of the Company.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR EQUITY HOLDINGS, INC.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer

Date: June 2, 2022